EXHIBIT 24(b)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 25, 1999 accompanying the consolidated financial statements of Innodata Corporation and subsidiaries appearing in the 1998 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

GRANT  THORNTON  LLP

New  York,  New  York
June  25,  1999